UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

See the response to Item 8.01 below, which is incorporated herein by reference.

Prudential Financial, Inc. (the “Company”) provided earnings guidance for the year ending December 31, 2009, based on after-tax adjusted operating income, on May 6, 2009. Such guidance does not reflect events occurring subsequent to such date, including the offering of Common Stock referred to in this Current Report on Form 8-K or any offering of debt securities contemplated in the prospectus supplement for such Common Stock offering. The Company is not updating its earnings guidance at this time.

Item 8.01 Other Events.

On June 1, 2009, the Company issued a news release announcing a proposed public offering of $1.25 billion of its Common Stock. A copy of the news release is attached hereto as Exhibit 99.1.

The Company also is providing the following supplemental information:

TARP Capital Purchase Program

As previously reported, the Company applied in October 2008 to participate in the U.S. Treasury’s Capital Purchase Program, which is part of the Troubled Asset Relief Program (TARP). The Capital Purchase Program involves the issuance by qualifying institutions of preferred stock and warrants to purchase common stock to the U.S. Treasury. On May 14, 2009, the Company received preliminary approval from the U.S. Treasury to participate in the Capital Purchase Program. However, the Company has determined that it will not participate in the Capital Purchase Program. A copy of the Company’s news release, issued on June 1, 2009, announcing this decision is attached hereto as Exhibit 99.2.

Book Value per Share of Common Stock

The Company’s Common Stock reflects the performance of its Financial Services Businesses. The Financial Services Businesses comprise our U.S. Retirement Solutions and Investment Management division, U.S. Individual Life and Group Insurance division, and International Insurance and Investments division as well as our Corporate and Other operations. The Company reported a book value per share of Common Stock of $47.72 as of March 31, 2009, excluding accumulated other comprehensive income. This book value per share is calculated as equity attributed to the Financial Services Businesses, excluding accumulated other comprehensive income, divided by the number of shares of Common Stock outstanding as of March 31, 2009, on a diluted basis.

Liquidity of Parent Company

As of March 31, 2009, Prudential Financial, Inc., the parent holding company (“PFI”), had cash and short-term investments of $4.7 billion. On a pro-forma basis, assuming the repayment of all outstanding PFI commercial paper and excluding subsidiary funds invested short-term with PFI, PFI cash and short term investments would amount to $2.8 billion as of that date. The Company estimates that additional sources of liquidity available to PFI as of March 31, 2009 exceeded $8 billion. These alternative sources of liquidity include (1) the potential repayment by subsidiaries of intercompany borrowings, primarily relating to PFI’s retail medium-term notes program, that has served as a funding source for a product of the Company’s Retirement segment, estimated to amount to over $2.5 billion; (2) the ability to borrow funds from affiliates, estimated to total $1.6 billion, including $800 million from the domestic insurance subsidiaries, and a further $800 million from unregulated subsidiaries, subject to the availability of funds at these subsidiaries; and (3) shared access with The Prudential Insurance Company of America (“Prudential Insurance”) to $4.3 billion of committed credit lines.

Liquidity of Prudential Insurance

As of March 31, 2009, Prudential Insurance reported, on a statutory basis, cash, cash equivalents and short term investments totaling $5.6 billion. Prudential Funding, LLC, a wholly-owned subsidiary of Prudential Insurance, had outstanding commercial paper and master note borrowings of $2.6 billion as of March 31, 2009, including approximately $1.7 billion to fund operating needs as of that date. Prudential Funding, LLC is qualified to participate in the Federal Reserve Bank of New York’s Commercial Paper Funding Facility, or CPFF, and is eligible to sell to the CPFF commercial paper up to a maximum amount of $9.8 billion, less the outstanding amount of any non-CPFF commercial paper. Prudential Insurance also has access to collateralized borrowings from the Federal Home Loan Bank of New York, as discussed below, incremental securities lending and repurchase capacity with $19 billion of securities estimated to be readily lendable as of March 31, 2009 across all of our domestic insurance subsidiaries, and shared access with PFI to $4.3 billion of committed credit lines.

We have received a request pursuant to the documentation for the disposition of our property and casualty operations completed in 2003 to deposit into a trust cash or securities for the purpose of securing insurance liabilities that were to have been transferred to Prudential Insurance following completion of the disposition but that have not been so transferred. We estimate that the amount of cash or securities to be deposited is approximately $500 million, and we are allowed to satisfy a portion of this requirement through the deposit of promissory notes received from the purchaser at the time of the disposition. We believe that the deposit of these assets is not a material liquidity event for Prudential Insurance.

Federal Home Loan Bank of New York

Prudential Insurance has been a member of the Federal Home Loan Bank of New York (“FHLBNY”) since June 2008. The FHLBNY requires Prudential Insurance to pledge qualifying mortgage-related assets or U.S. Treasury securities as collateral for all borrowings. On May 8, 2009, the New Jersey Department of Banking and Insurance (“NJDOBI”) revised its prior guidance to increase the maximum amount of qualifying assets that Prudential Insurance may pledge to the FHLBNY from 5% to 7% of its prior year-end statutory net admitted assets exclusive of separate account assets; however, this limitation resets to 5% on December 31, 2010 unless extended by NJDOBI. Based on its statutory net admitted assets as of December 31, 2008, the 7% limitation equates to a maximum amount of pledged assets of $10.5 billion and an estimated maximum borrowing capacity, after taking into account applicable required collateralization levels and required purchases of activity based FHLBNY stock, of approximately $9.0 billion. However, the ability to borrow from the FHLBNY is subject to the availability and maintenance of qualifying assets at Prudential Insurance, and there is no assurance that Prudential Insurance will have sufficient qualifying assets available to it in order to access the increased capacity in full at any particular time. Also, the revised guidance from NJDOBI limits the aggregate amount of assets Prudential Insurance may pledge for all loans, including borrowings from the FHLBNY, to 10% of its prior year-end statutory net admitted assets exclusive of separate account assets, subject to certain exceptions.

As of May 22, 2009, Prudential Insurance had total outstanding borrowings from the FHLBNY of $3.5 billion, or $3.3 billion net of requisite activity based stock purchases. Prudential Insurance may, from time to time, borrow additional funds from FHLBNY for purposes of managing liquidity, making operating loans to affiliates, asset/liability management, or issuance of funding agreements. The Company previously reported that, due to the ratings downgrades experienced by Prudential Insurance during the first quarter of 2009, it was only able to initiate new borrowings from the FHLBNY for a term of 90 days or less, which could be refinanced on similar terms. Effective May 22, 2009, this limitation is no longer in effect and longer term borrowings from the FHLBNY are again available to Prudential Insurance.

Risk Based Capital Sensitivities

The Risk Based Capital, or RBC, ratio is a primary measure by which the Company evaluates the capital adequacy of Prudential Insurance, which includes businesses in both the Financial Services Businesses and the Closed Block Business. The Closed Block Business comprises the assets and related liabilities of the Closed Block and certain related assets and liabilities. RBC is determined by statutory guidelines and formulas that consider, among other things, risks related to the type and quality of the invested assets, insurance-related risks associated with an insurer’s products and liabilities, interest rate risks and general business risks. The RBC ratio calculations are intended to assist insurance regulators in measuring the adequacy of an insurer’s statutory capitalization. The reporting of RBC measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. Prudential Insurance reported an RBC ratio of 452% as of December 31, 2008.

The RBC ratio is an annual calculation; however, based upon a hypothetical calculation, the Company estimates that the RBC ratio for Prudential Insurance would exceed 400% as of March 31, 2009.

The Company estimates that under a stress scenario analysis as of April 30, 2009 assuming a close of the Standard & Poor’s 500 Index* at a level of 700 as of December 31, 2009, and assuming investment portfolio credit losses and impairments amounting to 2.0% of the fixed income investments of Prudential Insurance and its insurance subsidiaries, or $2.8 billion, for 2009, Prudential Insurance would report an RBC ratio in excess of 350% at that date, after the use of actions that management believes would be available to the Company, other than the expected gain on the Company’s investment in the Wachovia Securities joint venture, as discussed under “Investment in Wachovia Securities Joint Venture” below.

The Company estimates that under a stress scenario analysis as of April 30, 2009 assuming a close of the Standard & Poor’s 500 Index at a level of 600 as of December 31, 2009, and assuming investment portfolio credit losses and impairments amounting to 1.4% of the fixed income investments of Prudential Insurance and its insurance subsidiaries, or $2.0 billion, for 2009, Prudential Insurance would report an RBC ratio in excess of 350% at that date, after the use of actions that management believes would be available to the Company, other than the expected gain on the Company’s investment in the Wachovia Securities joint venture.

The Company estimates that under a stress scenario analysis as of April 30, 2009 assuming a close of the Standard & Poor’s 500 Index at a level of 600 as of December 31, 2009, and assuming investment portfolio credit losses and impairments amounting to 2.0% of the fixed income investments of Prudential Insurance and its insurance subsidiaries, or $2.8 billion, for 2009, Prudential Insurance would report an RBC ratio in excess of 300% at that date, after the use of actions that management believes would be available to the Company, other than the expected gain on the Company’s investment in the Wachovia Securities joint venture.

The estimated RBC ratios under each of the foregoing stress scenarios assumes credit migration in 2009, mainly in sub-prime asset-backed securities, resulting in additional reported statutory capital requirements, used in the denominator for calculating RBC, of about $250 million.

The Company estimates that under a stress scenario analysis as of April 30, 2009 assuming a close of the Standard & Poor’s 500 Index at a level of 600 as of December 31, 2009 and as of December 31, 2010, and assuming a total of $4.3 billion of investment portfolio fixed income credit losses and impairments for Prudential Insurance and its insurance subsidiaries, and credit migration resulting in additional reported statutory capital requirements, used in the denominator for calculating RBC, of about $350 million, for 2009 and 2010, Prudential Insurance would report an RBC ratio in excess of 300% at December 31, 2010, after the use of actions that management believes would be available to the Company, including the expected gain on the Company’s investment in the Wachovia Securities joint venture.

In each of the foregoing stress scenarios, assumed investment portfolio credit losses and impairments have been applied to the fixed income investments of Prudential Insurance and its insurance subsidiaries, including bonds (other than securities issued by the U.S. government and its agencies) and mortgage loans. The stress scenarios do not reflect any proceeds received from the Company’s proposed public offering of its Common Stock referred to above.

Some of the potential actions assumed in estimating the RBC ratios to be reported by Prudential Insurance under the foregoing stress scenarios require regulatory approval and/or the agreement of counterparties, which are outside our control, or have economic costs associated with them, and it is possible that management would choose not to pursue them in light of the expected gain on the Company’s investment in the Wachovia Securities joint venture or for other reasons. In addition, interest rate and equity market fluctuations materially impact the contribution of some of these potential actions to the RBC ratios to be reported by Prudential Insurance.

Investment in Wachovia Securities Joint Venture

As previously disclosed, on July 1, 2003, the Company combined its retail securities brokerage and clearing operations with those of Wachovia Corporation (“Wachovia”) and formed Wachovia Securities, a joint venture currently headquartered in St. Louis, Missouri. On October 1, 2007, Wachovia completed the acquisition of A.G. Edwards, Inc. and on January 1, 2008 contributed the retail securities brokerage business of A.G. Edwards to the joint venture. Wachovia’s contribution of this business entitled the Company to elect a “lookback” option (which the Company elected) that permits the Company to delay for a period of two years ending on January 1, 2010, the decision on whether or not to make payments to avoid or limit dilution of its 38% ownership interest in the joint venture. At the end of the “lookback” period, the Company may “put” its joint venture interests to Wachovia based on the appraised value of the joint venture, excluding the A.G. Edwards business, as of January 1, 2008. On December 31, 2008, Wachovia was acquired by Wells Fargo & Co. On December 4, 2008, the Company announced its intention to exercise its right under the “lookback” option to put its joint venture interests to Wells Fargo. As a result of this decision, the results associated with the Company’s joint venture interest are classified as results of a divested business, reflecting the Company’s intention to exit this business. Under the terms of the joint venture agreements, we expect that the closing of the put transaction would occur on or about January 1, 2010. Under the terms of the joint venture agreements, Wells Fargo may elect to pay the proceeds from our exercise of the “lookback” put either in cash, Wells Fargo common stock or a combination of the foregoing.

We estimate the proceeds from the exercise of the “lookback” put to be approximately $5 billion, based on a January 1, 2010 closing, the terms of the joint venture agreements and our assessment of market conditions and retail brokerage firm valuations at the relevant valuation date of January 1, 2008, producing an estimated gain upon settlement of approximately $2.7 billion or about $1.8 billion on an after-tax basis; however, the amount of such proceeds and gain have not been finally determined and could be more or less. The after-tax gain on sale would be reflected in net income when recognized but would be excluded from adjusted operating income. The after-tax gain on sale would be reflected in the capital and surplus of Prudential Insurance and, while there can be no assurance, the Company estimates that the statutory reporting impact from the realization of the value of its investment in the Wachovia Securities joint venture upon closing of the put transaction in January 2010 would be a contribution of in excess of 100 points to the RBC ratio of Prudential Insurance as of the end of 2010.

Notwithstanding the terms of the joint venture agreements governing the “lookback” put, the Company has from time to time had discussions with Wells Fargo concerning a possible early settlement of the “lookback” put. The proceeds received upon any early settlement would take into account the time value of money, the benefits and certainty provided by an early resolution and the form of consideration to be received. Taking into account these factors, it could be expected that we may agree to an amount less than our $5 billion estimate in an early settlement. Absent an early settlement, the Company intends to exercise the “lookback” put as described above.

The foregoing description of the proceeds to be received in respect of our interest in the Wachovia Securities joint venture is exclusive of certain payments to which our Asset Management segment is entitled under the Sweep Feature Agreement listed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Revenues received under that agreement, contributed to pre-tax adjusted operating income of the Company’s Asset Management segment in the amount of $14 million for the three months ended March 31, 2009, $55 million in 2008, $51 million in 2007, $51 million in 2006 and $54 million in 2005. Payments under this agreement continue, unless otherwise agreed, for ten years after the termination of the Wachovia Securities joint venture.

In connection with the establishment of the Wachovia Securities joint venture, Wachovia Securities, LLC issued a subordinated promissory note in the principal amount of $417 million, which is held by Prudential Insurance. This note bears interest, payable quarterly, at the three month London inter-bank rate (LIBOR) plus 105 basis points. Under the terms of the joint venture agreements, this note becomes payable, together with accrued and unpaid interest, within thirty days of termination of the joint venture.

“Adjusted operating income” differs from, and should not be viewed as a substitute for, income from continuing operations or net income determined in accordance with generally accepted accounting principles, but is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses.

Litigation Matter

In April 2009, a purported class action, Schultz v. The Prudential Insurance Company of America, was filed in the United States District Court for the Northern District of Illinois. Plaintiff, a participant in a defined benefit plan governed by ERISA, alleges that pursuant to the terms of the group disability insurance policy funding her plan benefits, Prudential Insurance may not lawfully offset family social security disability benefits against Prudential contract benefits because social security benefits that members of her family received on account of her disability were not “loss of time” disability payments. The complaint alleges violations of ERISA, breach of contract and unfair claims practices. Plaintiff seeks recovery of the amount her disability benefits were reduced by the challenged offset, and additional monetary, declaratory and injunctive relief on behalf of a putative class of similarly situated disability claimants who are covered under other plans or policies governed by ERISA and on behalf of a putative class of similarly situated disability claimants who are participants in plans that are exempt from ERISA.

Risk Factors Update – Recent Tax Proposals

On May 11, 2009, the Obama Administration released the “General Explanations of the Administration’s Revenue Proposals.” Although the Administration has not released proposed statutory language, the “General Explanations of the Administration’s Revenue Proposals” includes proposals which if enacted, would affect the taxation of life insurance companies and certain life insurance products. In particular, the proposals would affect the treatment of corporate owned life insurance policies or “COLIs” by limiting the availability of certain interest deductions for companies that purchase those policies. The proposals would also change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that is eligible for the dividends-received deduction, or “DRD.” The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between the Company’s actual tax expense and expected amount determined using the federal statutory tax rate of 35%. If proposals of this type were enacted, the Company’s sale of COLI, variable annuities, and variable life products could be adversely affected and the Company’s actual tax expense could increase, reducing earnings.

The General Explanation of the Administration’s Revenue Proposals also includes proposals that would change the method by which multinational corporations could claim credits for the foreign taxes they pay and that would change the timing of deductions for expenses that are allocable to foreign-source income. More specifically, it is likely that the proposals would impose additional restrictions on the Company’s ability to claim foreign tax credits on un-repatriated earnings. The proposals would also require U.S. multinationals to defer certain deductions for ordinary and necessary business expenses that are allocable to foreign source income until that related income is subject to U.S. tax. Unused deductions would be carried forward to future years. If proposals of this type were enacted, the Company’s actual tax expense could increase, reducing earnings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News release, dated June 1, 2009, of Prudential Financial, Inc. announcing a proposed offering of its Common Stock.

99.2	News release, dated June 1, 2009, of Prudential Financial, Inc. announcing that it has determined not to participate in the U.S. Treasury’s Capital Purchase Program.

Cautionary Note Regarding Forward Looking Statements

Certain of the statements included in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets, particularly in light of ongoing severe economic conditions and the severe stress experienced by the global financial markets that began in the second half of 2007 and has continued and substantially increased since then; (2) the availability and cost of external financing for our operations, which has been affected by the stress experienced by the global financial markets; (3) interest rate fluctuations; (4) reestimates of our reserves for future policy benefits and claims; (5) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (6) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (7) changes in our claims-paying or credit ratings; (8) investment losses, defaults and counterparty non-performance; (9) competition in our product lines and for personnel; (10) changes in tax law; (11) economic, political, currency and other risks relating to our international operations; (12) fluctuations in foreign currency exchange rates and foreign securities markets; (13) regulatory or legislative changes, including government actions in response to the stress experienced by the global financial markets; (14) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (15) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (16) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (17) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (18) changes in statutory or U.S. GAAP accounting principles, practices or policies; (19) changes in assumptions for retirement expense; (20) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions; and (21) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. As noted above, the adverse market and economic conditions that began in the second half of 2007 have continued and substantially worsened since then. The foregoing risks are even more pronounced in these unprecedented market and economic conditions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this Current Report on Form 8-K. The foregoing factors, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, should be considered by readers when reviewing forward-looking statements contained in this Current Report on Form 8-K.

*

The S&P 500® Index is a registered trademark of Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which is the owner of all copyrights relating to this index and the source of the performance statistics of this index that are referred to in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Peter B. Sayre
Name:	Peter B. Sayre
Title:	Senior Vice President and Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	News release, dated June 1, 2009, of Prudential Financial, Inc. announcing a proposed offering of its Common Stock.

99.2	News release, dated June 1, 2009, of Prudential Financial, Inc. announcing that it has determined not to participate in the U.S. Treasury’s Capital Purchase Program.